UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 29, 2016 (April 28, 2016)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive,

Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2016, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), entered into a change in control and severance agreement with Jill Golder (the “Agreement”) in connection with the commencement of Ms. Golder’s employment pursuant to her previously announced appointment by the Company. The Agreement has a term of approximately 25 months and will expire on May 22, 2018, concurrently with the substantially similar change in control and severance agreements currently in place with the Company’s other named executive officers (as such term is defined by Item 5.02 of Form 8-K).

Under the Agreement, Ms. Golder will receive severance benefits of 12 months’ base salary plus one additional week of base salary for each year of service greater than 15 (all up to a maximum total payment of 18 months’ salary), as a result of termination of her employment by the Company other than for “cause” (as defined in the Agreement). In addition, if (i) the Company undergoes a change in control (as defined in the Agreement) and (ii) Ms. Golder is terminated without cause or terminates her employment for “good reason” (as defined in the Agreement) within two years after such an event, then Ms. Golder will receive the following:

•	2.00 times the sum of (i) her average base salary during the three years prior to termination and (ii) her average bonus payments during the three years prior to termination;

•	18 months’ continuation of benefits under COBRA, reimbursed by the Company; and

•	Acceleration of all unvested equity awards (stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, market stock units).

The receipt of the severance benefits under the Agreement is conditioned upon the execution of an unconditional release from all charges, complaints and claims, including attorney fees, based on employment with the Company, or the termination of that employment, by Ms. Golder at the time of the severance event. Ms. Golder does not have a right under the Agreement or otherwise to receive any gross-up payment to reimburse her for any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. Additionally, the Agreement obligates Ms. Golder (i) not to work as an employee or consultant for any “multi-unit restaurant business that offers full service family or casual dining” for a period of one year following the severance event and (ii) not to solicit the employees or customers of the Company for a period of 18 months following the severance event.

The foregoing summary of the Agreement is qualified in its entirety by reference to such Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Change in Control and Severance Agreement, dated April 28, 2016, between Cracker Barrel Old Country Store, Inc. and Jill Golder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 29, 2016	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control and Severance Agreement, dated April 28, 2016, between Cracker Barrel Old Country Store, Inc. and Jill Golder.